TERAVAC CORPORATION

2005 INCENTIVE AWARD PLAN

as Amended and Restated

1. Purposes of the Plan. The purposes of the Teravac Corporation 2005 Incentive Award Plan (the ‘Plan’) are to encourage selected employees, advisors, consultants and directors of Teravac Corporation (including any successor thereto, the ‘Company’) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s development, future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its

Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the progress, growth and profitability of the Company will depend. The Plan was initially adopted and approved by the Company’s sole director and its sole stockholder on, and was effective on February 1, 2005. This amendment and restatement, effective December 30, 2008, amends the Plan by bringing it into compliance with Code Section 409A and expanding the offerings under the Plan to include Incentive Stock Options, Nonqualified Stock Options, Stock

Appreciation Rights, Restricted Stock Awards, Performance Units, Performance Shares, Restricted Stock Units and Other Stock Based Awards.

2. Definitions. As used herein, the following definitions shall apply:

 (a) “Administrator” means the Board or any Committee or Officer as shall be administering the Plan, in accordance with Section 4 of the Plan.

 (b) “Affiliate” means a Parent, a Subsidiary, or an entity that is not a Parent or Subsidiary in which the Company has a significant direct or indirect ownership interest as determined by the Committee.

 (c) “ Applicable Law ” means the legal requirements relating to the administration of the Plan including but not limited to the Securities Act of 1933, as amended, the Act, Rule 16-3 and such other rules and regulations as are promulgated by the Securities and Exchange Commission under the foregoing, as such rules and regulations are adopted and amended from time to time, as the foregoing statutes, rules and regulations are interpreted by formal and informal opinions of, and releases published or other interpretative advice provided by, the Securities and Exchange Commission or its Staff; all applicable state “blue sky” and securities laws and such rules and regulations promulgated thereunder as are adopted and amended from time to time, as the foregoing state laws, rules and regulations are interpreted by formal and informal opinions of, or other interpretative advice published or otherwise provided by the state departments, divisions and other authorities administering such state laws, rules and regulations; the requirements of any of the public trading markets on which the subject Shares are listed, traded, quoted or otherwise included, as adopted and amended from time to time and as interpreted by formal or informal opinions of, or other interpretative advice published or otherwise provided by representatives of the respective public trading markets; and all other applicable laws, rules and regulations.

 (d) “Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit, Performance Share, Restricted Stock Unit or Other Stock Based Award granted under the Plan.

 (e) “Award Agreement” means the agreement, notice and/or terms or conditions by which an Award is evidenced, documented in such form (including by electronic communication) as may be approved by the Administrator.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the happening of any of the following:

 (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled generally to vote in the election of the Board (other than the occurrence of any contingency) or more than 50% of the fair market value of the Company;

 (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to the merger or consolidation representing (either by remaining outstanding or by conversion into voting securities of the resulting entity) more than 50% of the combined voting power of the resulting entity immediately after such merger or consolidation;

(iii) a majority of the Company’s Board is replaced during a twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the previous Board;

(iv) any person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) Company assets that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets;

 (v) the effective date of a complete liquidation of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, which in both cases are approved by the stockholders of the Company as may be required by law.

 (h) Code” means the Internal Revenue Code of 1986, as amended.

 (i) “Committee” means a committee appointed by the Board in accordance with Section 4 of the Plan.

 (j) “Compensation Committee” means the Compensation Committee of the Board.

 (k) “Common Stock” means the common stock, $.01 par value, of the Company.

 (l) “Company” means Teravac Corporation, which is now known as Teraphysics Corporation.

(m)“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate and who is compensated for such services, including without limitation non-Employee Directors. In addition, as used herein, “consulting relationship” shall be deemed to include service by a non-Employee Director as such.

(n) “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship is not interrupted or terminated by the Company or Affiliate, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Board, an Officer, or a person designated in writing by the Board or an Officer as authorized to approve a leave of absence, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute, or (ii) transfers between locations of the Company or between the Company, a Parent, a Subsidiary or successor of the Company; or (iii) a change in the status of the Eligible Participants from Employee to Consultant or from Consultant to Employee.

(o) “Covered Stock” means the Common Stock subject to an Award.

(p) “Date of Grant” means the date on which the Administrator makes the determination granting the Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Eligible Participants within a reasonable time after the Date of Grant.

(q) “Date of Termination” means the date on which an Eligible Participant’s Continuous Status as an Employee or Consultant terminates.

(r) “Director” means a member of the Board or a member of the Board of Directors of a Parent or Subsidiary.

(s) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(t) “Eligible Participant” means those Officers, Employees, advisors, consultants and members of the Board who are selected pursuant to Section 4 to receive awards under this Plan.

(u) “Employee ” means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(v) “ Exchange Act ” means the Securities Exchange Act of 1934, as amended.

(w) “ Fair Market Value ” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as the Committee, in the exercise of its sole and absolute discretion, may deem appropriate; provided that in the case of Shares, such Fair Market Value shall, if Shares of such type and class are then traded on any of the Public Trading Markets, equal (i) the closing price per Share on the principal national securities exchange on which the subject Shares are listed or admitted to trading, (ii) if such Shares are not listed or traded on any such exchange, the last reported sales price per share of Stock on NASDAQ, (iii) if such Shares are not listed or traded on any such exchange or NASDAQ, the last sale price per Share as quoted through the OTC Bulletin Board or Pink Sheets quotation services (or if such a price is quoted for such Shares by both services for such trading day, the average of such quotations), as applicable, for the trading day immediately preceding the date as of which such Fair Market Value is required to be determined, or if no such price is reported or quoted for the subject Shares for such preceding trading day, then such price as reported or quoted for the trading day most recently preceding such preceding trading day for which such price is reported or quoted; provided further,

however, that if such Fair Market Value per Share is being determined in connection with the fixing of the exercise price at which an Incentive Stock Option is being granted and the determination of Fair Market Value as hereinabove provided is inconsistent with the then existing tax law requirements with respect to such an Option, then the Fair Market Value per Share for such purpose shall be determined by the Committee in such manner as is required in order for such Option to qualify as an Incentive Stock Option.

(x) “ Incentive Stock Option ” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “ Nonqualified Stock Option ” means an Option not intended to qualify as an Incentive Stock Option.

(z) “ Officer ” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “ Option ” means a stock option granted under the Plan.

(bb) “ Other Stock Based Award ” means an award that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

(cc) “ Parent ” means a corporation, whether now or hereafter existing, in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company holds at least 50 percent of the voting shares of one of the other corporations in such chain.

(dd) “ Performance Based Compensation ” means compensation which meets the requirements of Section 162(m)(4)(C) of the Code.

(ee) “ Performance Based Restricted Stock ” means an Award of Restricted Stock which meets the requirements of Section 162(m)(4)(C) of the Code, as described in Section 8(b) of the Plan.

(ff) “ Performance Period ” means the time period during which the performance goals established by the Administrator with respect to a Performance Unit or Performance Share, pursuant to Section 9 of the Plan, must be met.

(gg) “ Performance Share ” has the meaning set forth in Section 9 of the Plan.

(hh) “ Performance Unit ” has the meaning set forth in Section 9 of the Plan.

(ii) “ Plan ” means this Teravac Corporation 2005Incentive Award Plan, as amended and restated.

(jj) “ Restricted Stock Award ” means Shares that are awarded to Eligible Participants pursuant to Section 8 of the Plan.

(kk) “ Rule 16b-3 ” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll) “ Share ” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(mm) “Specified employee” means an Employee who would satisfy the definition of a specified employee contained in Section 409A (a)(2)(B)(i) of the Code. Specified employees are determined as of December 31 of the year preceding the year in which a payment from the Plan would occur that would be subject to the provisions of Section 409A of the code.

(nn) “Stock Appreciation Right ” or “ SAR ” means the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment, as set forth in Section 7 of the Plan.

(oo) “ Subsidiary ” means a corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan and except as otherwise provided in this Section 3, the maximum aggregate number of Shares that may be subject to Awards under the Plan since the Plan became effective is 6,000,000 Shares, of which 6,000,000 can be issued as Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Award expires or becomes unexercisable without having been exercised in full, the remaining Shares that were subject to the Award shall become available for future Awards under the Plan (unless the Plan has terminated). Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or any Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of Awards granted to Participants who are officers or directors of the Company for purposes of Section 16 of the Securities Act of 1933, be counted against the Shares available for granting Awards under the Plan. With respect to Options and Stock Appreciation Rights, if the payment upon exercise of an Option or SAR is in the form of Shares, the Shares subject to the Option or SAR shall be counted against the available Shares as one Share for every Share subject to the Option or SAR, regardless of the number of Shares used to settle the SAR upon exercise.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to different groups of Employees and Consultants, provided however, that the administrative authority set forth in items (vii), (viii), (ix), (xii), (xiv), (xv), and (xvi) of Section 4(b) below shall be exercised only by the Compensation Committee. Except as provided below, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board and constituted to satisfy Applicable Law.

 (ii) Rule 16b-3. To the extent the Compensation Committee considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

 (iii) Section 162(m) of the Code. To the extent the Board or the Compensation Committee considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Section 162(m) of the Code.

 (iv) Authorization of Officers to Grant Awards under this Plan. In accordance with Applicable Law, the Board may, by a resolution adopted by the Board, authorize one or more Officers to designate Eligible Participants and determine the type and amount of an award to each Eligible Participant; provided, however, that the resolution adopted by the Board so authorizing such grants shall specify the total number and the terms (including the type, and applicable exercise price, which may include a formula by which such price may be determined) of Award such

Officer or Officers may so grant. The Board also has the authority on its own to designate any person who renders services to the Company as an Eligible Participant, and must approve any grant to any Officer who is involved in the selection of Eligible Participants and the determination of any award to Eligible Participants.

 (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee or an Officer, subject to the specific duties delegated by the Board to such Committee or Officer, the Administrator shall have the authority, in its sole and absolute discretion:

 (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(v) of the Plan;

 (ii) to select the Eligible Participants to whom Awards will be granted under the Plan;

 (iii) to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

 (iv) to determine the number of shares of Common Stock to be covered by each Award granted under the Plan;

 (v) to determine the forms of Award Agreements, which need not be the same for each grant or for each Eligible Participant, and which may be delivered electronically, for use under the Plan;

 (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan. Such terms and conditions, which need not be the same for each grant or for each Eligible Participant, include, but are not limited to, the exercise price, the time or times when Options and SARs may be exercised (which may be based on performance criteria), the extent to which vesting is suspended during a leave of absence, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any

Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine;

 (vii) to construe and interpret the terms of the Plan and Awards;

 (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limiting the generality of the foregoing, rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

(ix) to modify or amend each Award (subject to Section 15 of the Plan). However, the Administrator may not modify or amend any outstanding Option or SAR to reduce the exercise price of such Option or SAR, as applicable, below the exercise price as of the Date of Grant of such Option or SAR. No Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR or other Award having a lower exercise price unless the transaction has been approved by the Board; provided that, the Board can only approve this type of exchange upon its finding that the decrease in Share price which led to the exchange was due to an overall decrease in the general equity market and not poor Company performance. A minimum requirement for a Board finding of an overall decrease in the general equity market shall be a 120 day continual decrease of 30% in the NASDAQ Composite index level from its level on the date of grant of the Option or SAR.

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

 (xi) to determine the terms and restrictions applicable to Awards;

(xii) to make such adjustments or modifications to Awards granted to Eligible Participants who are Employees of foreign Subsidiaries as are advisable to fulfill the purposes of the Plan or to comply with Applicable Law;

(xiii) to delegate its duties and responsibilities under the Plan with respect to sub-plans applicable to foreign Subsidiaries, except its duties and responsibilities with respect to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act;

(xiv) to provide any notice or other communication required or permitted by the Plan in either written or electronic form;

(xv) to correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Award Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan.

 (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Eligible Participants and any other holders of Awards.

5. Eligibility and General Conditions of Awards.

(a) Eligibility. Awards other than Incentive Stock Options may be granted to any Eligible Participant. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Eligible Participant who has been granted an Award may be granted additional Awards.

(b) Maximum Term. Subject to the following provision, the term during which an Award may be outstanding shall not extend more than ten years after the Date of Grant, and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement.

(c) Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Eligible Participants, shall be set forth in an Award Agreement. The Administrator, in its sole and absolute discretion, may require as a condition to any Award Agreement’s effectiveness that the Award Agreement be executed by the Eligible Participants, including by electronic signature or other electronic indication of acceptance, and that the Eligible Participants agree to such further terms and conditions as specified in the Award Agreement. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

(d) Termination of Employment or Consulting Relationship due to death, Disability, Retirement or Termination by Employer Not for Cause . In the event that an Eligible Participant’s Continuous Status as an Employee or Consultant terminates due to death, Disability, Retirement or Termination by Employer Not for Cause (defined below)), then, unless otherwise provided by the Award Agreement, and subject to Section 13 of the Plan:

(i) the Eligible Participant may exercise his or her unexercised Option or SAR, but only within such period of time as is determined by the Administrator, and only to the extent that the Eligible Participants was entitled to exercise it at the Date of Termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed three months from the Date of Termination) when the Option is granted. If, at the Date of Termination, the Eligible Participant is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after the Date of Termination, the Eligible Participant does not exercise his or her Option or SAR within the time specified by the Administrator, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan;

(ii) the Eligible Participant’s Restricted Stock Awards and Restricted Stock Units, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

(iii) the Eligible Participant’s Restricted Stock Awards and Restricted Stock Units that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Eligible Participant of a number of unrestricted Shares equal to the aggregate number of the Eligible Participant’s vested Restricted Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

(e) Termination of Employment for Cause. Notwithstanding anything herein to the contrary, if an Eligible Participant is an Employee of the Company and is “Terminated for Cause”, as defined herein below, or violates any of the terms of their employment after they have become vested in any of their rights herein, the Eligible Participant’s full interest in such rights shall terminate on the date of such termination of employment and all rights thereunder shall cease. Whether an Eligible Participant’s employment is Terminated for Cause shall be determined by the Board. Cause shall mean the commission of any act of malfeasance or wrongdoing affecting the Company or any Affiliate, the breach of any covenant not to complete or employment contract with the Company or any affiliate, or engaging in conduct that would warrant discharge for cause (excluding general dissatisfaction with the performance of duties, but including any act of disloyalty or conduct clearly tending to bring discredit upon the

Company or any Affiliate).

(f) Nontransferability of Awards.

(i) Except as provided in Section 5(f)(iii) below, each Award, and each right under any Award, shall be exercisable only by the Eligible Participant during the Eligible Participant’s lifetime, or, if permissible under Applicable Law, by the Eligible Participant’s guardian or legal representative.

(ii) Except as provided in Section 5(f)(iii) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by an Eligible Participant otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock Awards, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) To the extent and in the manner permitted by Applicable Law, and to the extent and in the manner permitted by the Administrator, and subject to such terms and conditions as may be prescribed by the Administrator, an Eligible Participant may transfer an Award to:

(A) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Eligible Participant (including adoptive relationships);

(B) any person sharing the employee’s household (other than a tenant or employee);

(C) a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

(D) a foundation in which persons described in (A) or (B) or the Eligible Participant control the management of assets; or

(E) any other entity in which the persons described in (A) or (B) or the Eligible Participant own more than 50 percent of the voting interests; provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Eligible Participant, in exchange for an interest in such entity.

(g) Rule 16b-3 Disposition Limitations. If and at any time as any of the Company’s equity securities are registered under Section 12(b) or 12(g) of the Exchange Act and then only to the extent required in order to qualify for the exemption from the “short swing” profit liability provisions of Section 16 of the Exchange Act available under Rule 16b-3, any equity security issued pursuant to the Plan may not be sold or otherwise transferred for at least six (6) months after the acquisition of such equity security pursuant to the Plan or, in the case of an equity security acquired through the exercise or conversion of an Option or other derivative security, for at least six (6) months from the date of grant or other acquisition of such Option or other derivative security. Terms used in the immediately preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

(h) Transfer Restrictions and Procedures prior to Becoming a Public Company. Any shares issued under any of the programs contained in the Plan, including but not limited to Restricted Stock which has all restrictions released and all shares issued upon exercise of an Option, prior to the first date at which shares of that class are first lawfully traded on a public exchange shall, until the time at which shares of that class are traded on a public exchange, be subject to the transfer restrictions and procedures set forth in Exhibit A attached hereto.

6. Stock Options.

 (a) Limitations .

(i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Any Option designated as an Incentive Stock Option:

 (A) shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at the Date of Grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the Eligible Participants during any calendar year (under the Plan and any other employee stock option plan of the Company or any Parent or Subsidiary (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, that exceeds $100,000 (the “$100,000 Limit”);

 (B) shall, if the aggregate Fair Market Value of Shares (determined on the Date of Grant) with respect to the portion of such grant that is exercisable for the first time during any calendar year (“Current Grant”) and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

 (1) The portion of the Current Grant that would, when added to any Prior Grants, be exercisable with respect to Shares that would have an aggregate Fair Market Value (determined as of the respective Date of Grant for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Eligible Participants in the first subsequent calendar year or years in which it could be exercisable for the first time by the Eligible Participants when added to all Prior Grants without exceeding the $100,000 Limit; and

 (2) If, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(a)(i)(B) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant.

 (ii) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares. The limitation described in this Section 6(a)(ii) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13 of the Plan), the canceled Option will be counted against the limitation described in this Section 6(a)(ii).

 (b) Term of Option . The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Eligible Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration .

 (i) Exercise Price . The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and, except as otherwise provided in this Section 6(c)(i), shall be no less than 100 percent of the Fair Market Value per Share on the Date of Grant.

 (A) In the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the Date of Grant.

 (B) Any Option that is (1) granted to an Eligible Participant in connection with the acquisition

(“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Eligible Participant immediately prior to such Acquisition, and (3) intended to preserve for the Eligible Participants the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Administrator determines to be necessary to achieve such preservation of economic value.

 (d) Waiting Period and Exercise Dates . At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. An Option shall be exercisable only to the extent that it is vested according to the terms of the Award Agreement.

 (e) Form of Consideration . The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. The acceptable form of consideration may consist of any combination of the following: cash; pursuant to procedures approved by the Administrator, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Eligible Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Eligible Participant by reason of such exercise (a “cashless exercise”) or; subject to the approval of the Administrator:

 (i) by the surrender of all or part of an Award (including the Award being exercised);

 (ii) by the tender to the Company of Shares owned by the Eligible Participant and registered in his name having a Fair Market Value equal to the amount due to the Company;

 (iii) in other property, rights and credits deemed acceptable by the Administrator, including the Participant’s promissory note; or

 (iv) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law and deemed acceptable by the Administrator.

(f) Exercise of Option .

 (i) Procedure for Exercise; Rights as a Shareholder .

(A) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

(B) An Option may not be exercised for a fraction of a Share.

(C) An Option shall be deemed exercised when the Company receives:  (1) written or electronic notice of exercise (in accordance with the Award Agreement and any action taken by the Administrator pursuant to Section 4(b) of the Plan or otherwise) from the person entitled to exercise the Option, and  (2) full payment for the Shares with respect to which the Option is exercised.

 (D) Shares issued upon exercise of an Option shall be issued in the name of the Eligible Participant or, if requested by the Eligible Participant, in the name of the Eligible Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

 (E) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

7. Stock Appreciation Rights.

 (a) Grant of SARs . Subject to the terms and conditions of the Plan, the Administrator may grant SARs in tandem with an Option or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option. In no event shall the term of a SAR exceed ten years from the Date of Grant.

 (b) Exercise of SARs . SARs shall be exercised by the delivery of a written or electronic notice of exercise (in accordance with the Award Agreement and any action taken by the Administrator pursuant to Section 4(b) of the Plan or otherwise), setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs may be  exercised:

(i) with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii) only with respect to the Shares for which its related Option is then exercisable; and

(iii) only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The value of the payment with respect to the tandem SAR may be no more than 100 percent of the difference between the exercise price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

(c) Payment of SAR Benefit . Upon exercise of a SAR, the Eligible Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

 (i) the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

 (ii) the number of Shares with respect to which the SAR is exercised; provided, that the Administrator may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Date of Grant,

or any other limitation, as the Administrator shall specify. The payment upon exercise of a SAR shall be made, in the Administrator’s discretion, in cash or in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or a combination of cash or Shares.

(d) No Employee shall be granted, in any fiscal year, SARs with respect to more than 1,000,000 Shares. The limitation described in this Section 7(d) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 of the Plan. If a SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13 of the Plan), the canceled SAR will be counted against the limitation described in this Section 7(d).

8. Restricted Stock Awards. Subject to the terms of the Plan, the Administrator may grant Restricted Stock Awards to any Eligible Participant, in such amount and upon such terms and conditions as shall be determined by the Administrator.

(a) Administrator Action. The Administrator acting in its sole and absolute discretion shall have the right to grant Restricted Stock to Eligible Participants under the Plan from time to time. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Eligible participant’s interest in the related Stock will be forfeited. The Administrator may make grants of Performance-Based Restricted Stock and grants of Restricted Stock that are not Performance-Based Restricted Stock; provided, however, that only the Compensation Committee may serve as the Administrator with respect to grants of Performance-Based Restricted Stock.

(b) Performance-Based Restricted Stock .

(i) Effective Date. A grant of Performance-Based Restricted Stock shall be effective as of the date the Compensation Committee certifies that the applicable conditions described in Section 8(b)(iii) of the Plan have been timely satisfied.

 (ii) Share Limitation. No more than 1,000,000 shares of Performance-Based Restricted Stock may be granted to an Eligible Recipient in any calendar year.

(iii) Grant Conditions. The Compensation Committee, acting in its sole and absolute discretion, may select from time to time Eligible Recipients to receive grants of Performance-Based Restricted Stock in such amounts as the Compensation Committee may, in its sole and absolute discretion, determine, subject to any limitations provided in the Plan. The Compensation Committee shall make each grant subject to the attainment of certain performance targets. The Compensation Committee shall determine the performance targets which will be applied with respect to each grant of Performance-Based Restricted Stock at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance targets relate. The Compensation Committee must certify in writing that each such target has been satisfied before the Performance Based Restricted Stock Award is deemed satisfied and the restriction upon the shares are released. The related Restricted Stock Agreement shall set forth the applicable performance criteria and the deadline for satisfying the performance criteria.

(iv) Forfeiture Conditions. The Compensation Committee may make each Performance-Based Restricted Stock grant (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Compensation Committee acting in its sole and absolute discretion deems appropriate under the circumstances for Eligible Recipients generally or for an Eligible Participant in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. An Eligible Participant’s nonforfeitable interest in the Shares related to a Performance-Based Restricted Stock grant shall depend on the extent to which each such condition is timely satisfied. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8(b)) to, or for the benefit of, the Eligible Participant with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(c) Restricted Stock Other Than Performance-Based Restricted Stock.

(i) Effective Date. A Restricted Stock grant which is not a grant of Performance-Based Restricted Stock shall be effective (a) as of the date set by the Administrator when the grant is made or, if the grant is made subject to one, or more than one, condition, (b) as of the date the Administrator determines that such conditions have been timely satisfied.

(ii) Grant Conditions. The Administrator acting in its sole and absolute discretion may make the grant of Restricted Stock which is not Performance-Based Restricted Stock to an Eligible Participant subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Administrator deems appropriate under the circumstances for Eligible Recipients generally or for a particular Eligible Participant, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition.

(iii) Forfeiture Conditions . The Administrator may make each grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Administrator acting in its sole and absolute discretion deems appropriate under the circumstances for Eligible Recipients generally or for a particular Eligible Participant, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Eligible Participant’s nonforfeitable interest in the Shares related to a grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock shall depend on the extent to which each such condition is timely satisfied. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8(c)) to, or for the benefit of, the Eligible Participant with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(d) Dividends and Voting Rights . Each Restricted Stock Agreement shall state whether the Eligible Participant shall have a right to receive any cash dividends which are paid with respect to his or her Restricted Stock after the date his or her Restricted Stock grant has become effective and before the first day that the Eligible Participant’s interest in such stock is forfeited ompletely or becomes completely nonforfeitable. If a Restricted Stock Agreement provides that an Eligible Participant has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Eligible Participant will be eligible to receive one, or more than one, payment in the future to compensate the Eligible Participant for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If a Restricted Stock Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Eligible Participant shall be no more than a general and unsecured creditor of the Company with respect to such payments. If a stock dividend is declared on such a Share after the grant is effective but before the Eligible Participant’s interest in such Stock has been forfeited or has become nonforfeitable, such stock dividend shall be treated as part of the grant of the related Restricted Stock, and an Eligible Participant’s interest in such stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Share with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. If a dividend is paid other than in cash or stock, the disposition of such dividend shall be made in accordance with such rules as the Administrator shall adopt with respect to each such dividend. An Eligible Participant shall have the right to vote the Shares related to his or her Restricted Stock grant after the grant is effective with respect to such Shares but before his or her interest in such Shares has been forfeited or has become nonforfeitable.

(e) Satisfaction of Forfeiture Conditions. A Share shall cease to be Restricted Stock at such time as a Eligible Participant’s interest in such Share becomes nonforfeitable under the Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8(b) or Section 8(c) and shall be transferred to the Eligible Participant. The Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock and declare such shares nonforfeitable.

(f) Share Limitation. No more than 1,000,000 shares of Restricted Stock may be granted to an Eligible Recipient in any calendar year.

9. Performance Units and Performance Shares.

 (a) Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, the Administrator may grant Performance Units or Performance Shares to any Eligible Participant in such amounts and upon such terms as the Administrator shall determine.

 (b) Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Administrator on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Administrator shall set performance goals that, depending upon the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to an Eligible Participant.

(c) Payment of Performance Units and Performance Shares.

 (i) Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by an Eligible Participant over the Performance Period, to the extent the corresponding performance goals have been achieved.

(ii) If an Eligible Participant is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Administrator determines appropriate, the Administrator may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

(d) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Administrator may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Administrator. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

(e) Grant Limitation. No more than 1,000,000 Performance-Based Units or Performance Shares may be granted to an Eligible Recipient in any calendar year.

10. Restricted Stock Units. The Administrator may grant Awards consisting of units representing shares of Common Stock (“RSUs”). Each RSU shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Common Stock or, if specified in the Award, cash equal to the Fair Market Value of the Award, in any case subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Eligible Participant holding RSUs shall be treated as a stockholder with respect to the shares of Common Stock subject to the Award unless and until such shares are actually delivered under the Award. RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered. The Committee may make Awards of RSUs that are subject to restrictions or forfeiture on such terms and conditions as the Committee may determine from time to time. No more than 1,000,000 RSUs may be granted to an Eligible Recipient in any calendar year.

11. Other Stock Based Awards. The Administrator shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, and the grant of securities convertible into Shares.

 12. Tax Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state, local or foreign government. Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, local and foreign withholding tax requirements prior to the delivery of any certificate or certificates for such shares. An Eligible Participant may pay the withholding tax in cash, or, if the applicable Award Agreement provides, an Eligible Participant may elect to have the number of Shares he is to receive reduced by the smallest number of whole Shares that, when multiplied by the Fair Market Value of the Shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state, local and foreign, if any, withholding taxes arising from exercise or payment of a grant under the Plan (a “Withholding Election”). An Eligible Participant may make a Withholding Election only if the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Administrator. The Administrator may, in its sole and absolute discretion, disapprove and give no effect to the Withholding Election.

 13. Adjustments Upon Changes in Capitalization or Change in Control.

 (a) Changes in Capitalization . Subject to any required action by the shareholders of the Company, the number of Covered Shares, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Covered Stock, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Covered Stock.

 (b) Change in Control . In the event of a Change in Control, then the following provisions shall apply:

 (i) all outstanding Options shall become fully exercisable, except to the extent that the right to exercise the Option is subject to restrictions established in connection with a SAR that is issued in tandem with the Option;

 (ii) all outstanding SARs shall become immediately payable, except to the extent that the right to exercise the SAR is subject to restrictions established in connection with an Option that is issued in tandem with the SAR;

 (iii) all Shares of Restricted Stock shall become fully vested;

 (iv) all Performance Shares and Performance Units shall be deemed to be fully earned and shall be paid out in such manner as determined by the Compensation Committee; and

 (v) all Restricted Stock Units, Other Stock Based Awards and other Awards shall become fully vested and/or earned and paid out in such manner as determined by the Compensation Committee.

In addition to the provisions of Section 13(b) above and to the extent not inconsistent therewith the Compensation Committee, in its sole discretion, may: (1) provide for the purchase of any Award for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Award had such Award been currently exercisable or payable; (2) make such adjustment to the Awards then outstanding as the Compensation Committee deems appropriate to reflect such transaction or change; and/or (3) cause the Awards then outstanding to be assumed, or new Awards substituted therefore, by the surviving corporation in such change.

14. Term of Plan. The Plan shall become effective upon its approval by the shareholders of the Company. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. The Plan shall continue in effect until the tenth anniversary of the initial adoption of the Plan by the Board, unless terminated earlier under Section 15 of the Plan.

 15. Amendment and Termination of the Plan.

 (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

 (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 or Section 162(m) of the Code (or any successor rule or statute) or other Applicable Law. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

 (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Eligible Participants, unless mutually agreed otherwise between the Eligible Participants and the Administrator, which agreement must be in writing and signed by the Eligible Participants and the Company.

16. Conditions Upon Issuance of Shares.

 (a) Legal Compliance. Shares shall not be issued pursuant to an Award unless the exercise, if applicable, of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and any insider trading policy adopted by the Company, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

 (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

 17. Liability of Company.

 (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

 (b) Grants Exceeding Allotted Shares . If the Covered Stock covered by an Award exceeds, as of the date of grant, the number of Shares that may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Covered Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15 of the Plan.

 18. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Rights of Employees. Neither the Plan nor any Award shall confer upon an Eligible Participant any right with respect to continuing the Eligible Participant’s employment relationship with the Company, nor shall they interfere in any way with the Eligible Participant’s right or the Company’s right to terminate such employment relationship at any time, with or without cause.

 20. Sub-plans for Foreign Subsidiaries. The Board may adopt sub-plans applicable to particular foreign Subsidiaries. All Awards granted under such sub-plans shall be treated as grants under the Plan. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

 21. Construction. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall exclusively be governed by and determined in accordance with the law of the State of Ohio, except to the extent preempted by federal law or that the General Corporation Law of the State of Delaware controls the governance and affairs of the Company as a corporation formed thereunder, which shall to that extent govern.

 22. Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Eligible Participants) being “permitted” under Code Section 409A mean, for a 409A Award (meaning an Award that constitutes a deferral of compensation under Code Section 409A and regulations thereunder), that the term or event will not cause the Eligible Participants to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-

409A Award (meaning all Awards other than 409A Awards), that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Eligible Participants with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a Specified Employee shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).

23. Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provisions shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

24. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of an unsecured general creditor of the Company or any Affiliate.

 25. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

 26. Determination of Deadlines. If the date on or before which any action or event is required to be taken or becomes effective under the terms of the Plan or of an Award or the Award Agreement therefor falls on a Saturday, Sunday or Company-recognized holiday, such action shall be considered timely taken, or event shall take effect, on the next succeeding day which is not a Saturday, Sunday or Company-recognized holiday; provided, however, that  the provisions of this section shall not apply to, and shall not extend the date of effectiveness of, any termination or other event which the Plan or the applicable Award Agreement provides is to occur or become effective immediately upon the occurrence of another event.

27. Gender and Number. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns (including capitalized defined terms) and pronouns shall include the plural and vice versa.

 28. Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

EXHIBIT A

TRANSFER RESTRICTIONS AND PROCEDURES

1. Restrictions on Transfer and Offer to the Company. Except as hereinafter provided in this Exhibit A, no holder of any Stock shall sell, transfer, or otherwise dispose of all or any part of the Stock held by him without first offering the same to the Company for purchase at the same price and on such other terms and conditions as such stockholder proposes to transfer the subject shares. Such offer may be accepted by the Company or one or more assignees thereof as to all or any part of the shares offered to the Company pursuant to this Paragraph 1. Said offer shall remain open for acceptance by the Company or any such assignees for 60 days after receipt thereof, unless within said period the Company notifies the offering stockholder of its election not to purchase, in which case the right of the Company shall expire on the date of such notice. In the event such offer is accepted in whole or in part, the purchase price shall be due and payable within 60 days after such acceptance or as the parties may otherwise agree.

 2. Offer to Remaining Stockholders. In the event and to the extent that the right to purchase referred to in Paragraph 1 above is not exercised by the Company or any assignee, the shares owned by such stockholder proposed to be transferred shall be offered for sale to the Company’s remaining stockholders at the same price and on the same terms and conditions as said shares were offered to the Company. Said offer shall remain open for a period of

30 days after the Company’s right has expired. Each remaining stockholder shall be entitled to purchase such shares ratably in proportion to his then existing holding of Stock, provided that any stockholder shall have the right to purchase less than all of the shares to which he may be entitled. In the event that all of the shares so offered to the remaining stockholders are not purchased, the remaining stockholders who purchased all of the shares to which they were entitled shall have the further right to purchase any of the offered shares not purchased by the other remaining stockholders in proportion to their existing holdings after the initial purchase. Comparable offers to purchase shall be made to such remaining stockholders until all of the shares are purchased or until no remaining stockholder desires to purchase any additional shares. In the event any offer is accepted by any or all of the remaining stockholders in whole or in part, the purchase price shall be due and payable within 60 days after the final acceptance under the above procedures for successive offers to the remaining stockholders, or as the parties may otherwise agree.

3. Disposition to Outside Parties. In the event and to the extent neither the Company (or any assignee(s) thereof) nor the remaining stockholders elect to purchase all of the shares offered as provided above in this Exhibit A, the offering stockholder (or his executor or administrator in the case of a deceased stockholder) shall have the right to sell, transfer or otherwise dispose of any shares not so purchased to such other party or parties as he desires for a period of 120 days after expiration of the right to purchase of the remaining stockholders as set forth in Paragraph 2 above; provided, however, that (i) said shares may not be disposed of to any other party at a lesser price or on more favorable terms than those offered to the Company and the remaining stockholders pursuant to Paragraphs 1 and 2 above without again offering them to the Company and the remaining stockholders at such lesser price or more favorable terms; (ii) in the event of any such disposition of said shares, the person acquiring said shares or any right therein shall acknowledge in writing to the Company his receipt of a copy of the restrictions contained in this Exhibit A and his agreement to comply herewith and therewith and be bound hereby and thereby

(any such person, even absent such written acknowledgment, being bound by the provisions of the foregoing through his acceptance of possession of said shares); and (iii) if required by the Company, the Company shall be provided with (a) an opinion of counsel satisfactory to the Company that the intended disposition will not violate applicable federal and state securities laws or the rules and regulations promulgated under such statutes and/or (b) such written representations of the person acquiring said shares or any right therein as to such person’s investment intent and such other matters relating to compliance with applicable securities law requirements as the Company may reasonably require. After said 120 day period, the restrictions and procedures of Paragraphs 1 and 2 above shall again apply and be in full force and effect.

 4. Gifts and Devises to Family Members. A stockholder may transfer his shares in the Company, by gift, or testamentary devise or pursuant to the laws of descent and distribution, to his spouse or natural or adopted children or their lineal descendants, or any trust established for the exclusive benefit of the stockholder and/or any one or more of such persons without the necessity of complying with any of the foregoing requirements of Paragraphs 1, 2 and 3 above, except that any such transfer shall be subject to and shall be effective only upon compliance with the requirements of clauses (ii) and (iii) of Paragraph 3.

5. Pledge or Other Hypothecation. In the event of a proposed pledge or other hypothecation of any of the Stock, the pledgee or other person proposed to acquire a security interest in said shares shall acknowledge in writing to the Company his receipt of a copy of the restrictions contained in this Exhibit A and his agreement to comply therewith and be bound thereby. In the event no such acknowledgment is received by the Company, such pledge or other hypothecation shall not be made, and any attempted such pledge or hypothecation shall be void and ineffective.

 6. Certificate Legend. Each certificate evidencing any shares of Stock issued to Eligible Participants upon exercise of the Option shall bear substantially the following legend:

“The shares represented by this certificate are issued and held subject to the rights of purchase, restrictions on transfer and proxy voting obligations contained in an equity grant agreement, between the issuer of such shares and the person to whom such shares were originally issued by the Company, that is on file at the office of the Company, and transfer of these shares cannot be made except upon compliance therewith, of which notice is hereby given. The Company will mail to any shareholder a copy of such rights and restrictions, without charge, within five (5) days after receipt of a written request therefor.”